EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, the Chief Executive Officer of Campbell & Company, Inc. as general partner, of Campbell Global Trend Fund, certify that (i) the Form 10K for the year ended December 31, 2010 of Campbell Global Trend Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Campbell Global Trend Fund, L.P.

CAMPBELL GLOBAL TREND FUND, L.P.
By:	Campbell & Company, Inc., general partner

By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer March 31, 2011

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